UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 29, 2020

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On June 29, 2020, the audit committee of the board of directors (the “Audit Committee”) of electroCore, Inc. (“electroCore” or the “Company”) authorized the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, and KPMG was dismissed as the Company’s independent registered public accounting firm as of such date. KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018 and the subsequent periods through June 29, 2020.

KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 contained a separate paragraph stating that “the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 29, 2020: (i) there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s consolidated financial statements; and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures under this Item 4.01(a), and has requested and received from KPMG a copy of the letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with such disclosure. A copy of the letter from KPMG is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Effective June 29, 2020, the Audit Committee authorized the appointment of Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2020, and Marcum was appointed as the Company’s independent registered public accounting firm. The decision to change the Company's principal independent accountants was the result of a competitive process undertaken by management and the Audit Committee as well as the Company's focus on reducing its general and administrative expenses. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through June 29, 2020, neither the Company nor anyone acting on behalf of the Company had consulted Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Marcum provide a written report or oral advice to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

July 2, 2020	/s/ Brian Posner
Brian Posner
Chief Financial Officer